UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2022

IVANHOE ELECTRIC INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-41436 (Commission File Number)	32-0633823 (I.R.S. Employer Identification No.)

606 – 999 Canada Place Vancouver, BC Canada (Address of principal executive offices)	V6C 3E1 (Zip Code)

Registrant’s telephone number, including area code: (604) 689-8765

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IE	NYSE American Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On June 30, 2022, Ivanhoe Electric Inc. (the “Company”), became obligated to issue an aggregate of 13,628,958 shares of its common stock, par value $0.0001 per share (“Common Stock”), upon the automatic conversion effective as of the closing date of the Company’s initial public offering (the “Offering”) of the Company’s outstanding Series 1 convertible notes (the “Series 1 Convertible Notes”) and Series 2 convertible notes (the “Series 2 Convertible Notes” and together with the Series 1 Convertible Notes, the “Convertible Notes”) in the aggregate principal amount of $137,703,922 together with accrued and unpaid interest to the date of conversion, and 945,626 shares of Common Stock to Central Arizona Resources Ltd. as partial consideration for the assignment to one of the Company’s wholly-owned subsidiaries of certain rights associated with one of the Company’s projects (the “CAR Shares”). The 5,419,923 shares of Common Stock issuable upon the automatic conversion of the Series 1 Convertible Notes will be issued at a conversion price of $9.39 per share. The 8,209,035 shares of Common Stock issuable upon the automatic conversion of the Series 2 Convertible Notes will be issued at a conversion price of $10.58 per share. The CAR shares will be issued at a price of $10.58 per share. The shares of Common Stock issuable pursuant to the Convertible Notes and CAR Shares will be issued in reliance on the exemptions contained in Sections 3(a)(9) and 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03. Material Modifications to Rights of Security Holders.

The description in Item 5.03 below of the Certificate of Incorporation and Bylaws is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

Effective as of June 27, 2022, Mr. Laurent Frescaline, Mr. Kenneth Lau, Mr. Ian Plimer and Mr. Patrick On Yip Tsang resigned from the Company’s board of directors in connection with the Offering. The decision of each of Mr. Frescaline, Mr. Lau, Mr. Plimer and Mr. Tsang to resign as a director was previously disclosed in the final prospectus filed by the Company with the U.S. Securities and Exchange Commission on June 29, 2022 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Company’s Registration Statement on Form S-1, as amended (File No. 333-265175) (the “Prospectus”) and was not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices.

Appointment of Directors

Effective as of June 27, 2022, Mr. Russell Ball, Ms. Victoire de Margerie, Mr. Oskar Lewnowski and Ms. Priya Patil were appointed to the Company’s board of directors. The appointment of each of Mr. Ball, Ms. De Margerie, Mr. Lewnowski and Ms. Patil was previously disclosed in the Prospectus.

2022 Long Term Incentive Plan

The Company’s stockholders approved the adoption of the Long Term Incentive Plan (the “2022 Plan”). A description of the 2022 Plan is set forth in the Prospectus in the section titled “Executive and Director Compensation.” The 2022 Plan is effective on June 30, 2022.

 Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Certificate of Incorporation

On June 29, 2022, the Company filed an amended and restated certificate of incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware, which became effective on June 30, 2022. A description of the Certificate of Incorporation is set forth in the section of the Prospectus titled “Description of Capital Stock.”

A copy of the Certificate of Incorporation is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Amended and Restated Bylaws

Effective as of June 30, 2022, the Company adopted amended and restated bylaws (the “Bylaws”). A description of the Bylaws is set forth in the section of the Prospectus titled “Description of Capital Stock.”

A copy of the Bylaws is filed herewith as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01. Other Events.

On June 27, 2022, the Company announced the pricing of the initial public offering of 14,388,000 shares of its Common Stock at a price to the public of $11.75 per share. In addition, the Company granted the underwriters a 30-day option to purchase up to 2,158,200 additional shares of Common Stock at the public offering price, less underwriting discounts and commissions. A copy of the Company’s press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein in its entirety.

On June 30, 2022, the Company announced the closing of its initial public offering described above. A copy of the Company’s press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein in its entirety. The underwriters have not exercised their option to purchase additional shares of common stock as of the date hereof.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Ivanhoe Electric Inc.
3.2	Amended and Restated Bylaws of Ivanhoe Electric Inc.
99.1	Press Release dated June 27, 2022
99.2	Press Release dated June 30, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVANHOE ELECTRIC INC.

Date: June 30, 2022	By:	/s/ Catherine Barone
Catherine Barone
Interim Chief Financial Officer